Exhibit 23.5

Market Research Provider Firm’s Consent

We consent to the reference to our firm or to reports issued by our firm in the registration statement (Form F-1) and related prospectus of Intelsat Global Holdings S.A. for the registration of its common shares.

By:	/s/ Conor McCormick

Conor McCormick

Pyramid Research

10 Canal Park

Cambridge MA 02141

May 16, 2012